Exhibit 2

Joint Filing Agreement

The undersigned parties hereby agree to the joint filing of the Statement on Schedule 13D filed herewith, and any amendments hereto, relating to the Common Units of Dominion Energy Midstream Partners, LP, with the Securities and Exchange Commission pursuant to Rule 13d-1(k).

Dated: July 9, 2018

DOMINION ENERGY, INC. a Virginia corporation

By:	/s/ James R. Chapman
James R. Chapman
Senior Vice President - Mergers & Acquisitions and Treasurer

DOMINION COVE POINT, INC. a Virginia corporation

By:	/s/ James R. Chapman
James R. Chapman
Senior Vice President - Mergers & Acquisitions and Treasurer

DOMINION MLP HOLDING COMPANY, LLC a Delaware limited liability company

By:	/s/ James R. Chapman
James R. Chapman
Senior Vice President - Mergers & Acquisitions and Treasurer

DOMINION ENERGY MIDSTREAM GP, LLC a Delaware limited liability company

By:	/s/ James R. Chapman
James R. Chapman
Senior Vice President - Mergers & Acquisitions and Treasurer

DOMINION ENERGY QUESTAR CORPORATION a Utah corporation

By:	/s/ James R. Chapman
James R. Chapman
Senior Vice President - Mergers & Acquisitions and Treasurer

QPC HOLDING COMPANY a Utah corporation

By:	/s/ James R. Chapman
James R. Chapman
Senior Vice President - Mergers & Acquisitions and Treasurer